Exhibit 99.1

Contact: Whirlpool Corporation

Media: Christopher Wyse, 269/923-3417

Christopher.Wyse@Whirlpool.com

Financial: Larry Venturelli, 269/923-4678

Larry.Venturelli@Whirlpool.com

WHIRLPOOL CORPORATION REPORTS FIRST-QUARTER RESULTS

Record Sales and Earnings From Continuing Operations

Strong International Performance

BENTON HARBOR, Mich., April 24, 2007—Whirlpool Corporation (NYSE: WHR) announced today first-quarter 2007 net earnings from continuing operations of $124 million, or $1.55 per diluted share, compared to $118 million, or $1.70 per diluted share, in the same period last year. Net sales increased 24 percent from the prior-year period to $4.4 billion driven by last year’s acquisition of Maytag and strong international results. Excluding the impact from the Maytag acquisition and currency translations, net sales increased by approximately 2 percent.

“Our first-quarter results reflect solid performance from our global businesses and continued strong consumer preference for our brand innovations,” said Jeff M. Fettig, chairman and chief executive officer of Whirlpool Corporation. “As expected, higher material costs and significantly lower demand in the United States negatively impacted our first-quarter results. The global environment is progressing as planned and we continue to expect lower industry demand in the United States through the first half of 2007 with gradual improvement during the balance of the year. The Maytag integration has gone extremely well and we are benefiting from the ramp up of efficiencies. Our efforts to revitalize growth for the Maytag brand are well underway.”

The company completed the sale of the Hoover floor-care business during the first quarter and completed the sale of the Jade products business on April 2, 2007. There is no gain or loss associated with either of these transactions. The company has now completed all previously communicated divestitures associated with the Maytag acquisition. The first-quarter financial results for Hoover and Jade are included in discontinued operations. Total net earnings for the first quarter, including discontinued operations, were $117 million, or $1.46 per diluted share.

Net earnings from continuing operations for the quarter reflected continued improvement from Whirlpool’s international businesses. Earnings from continuing operations also benefited from acquisition efficiencies, strong cost reduction actions, regional tax incentives, productivity and cost-based price adjustments. First-quarter results were negatively affected by significantly higher material prices, lower U.S. industry appliance demand, acquisition integration costs, higher interest expense and higher shares outstanding.

Cash used in continuing operating activities for the quarter was $159 million, improving from the $202 million reported last year. The company’s overall debt of $2.5 billion declined $500 million from last year’s post-acquisition level.

NEW INNOVATION

•	Whirlpool brand introduced:

•	The new Duet steam dryer reduces wrinkles and removes odors from clothing in just minutes. This cutting-edge drying and refreshing technology is set to launch in the fall of 2007.

•

The Centralpark connector unveiled during the 2007 Consumer Electronics Show (CES)—The refrigerator with a plug-and-play platform right on the door, provides power and support to consumer electronics including a portable DVD player, satellite radio and a digital picture frame.

•

Laundry 123 products to provide consumers with custom options to organize laundry rooms. The work surface provides a place to sort, treat and fold clothes and laundry towers provide drawers to store laundry supplies within easy reach.

•	The Duet HT washer and dryer. The Duet washer can wash 16 pairs of jeans in a single load and saves half the energy and water of conventional washers.

•	Maytag brand launched:

•

The Centennial series washer and dryer to celebrate the 100-year anniversary of its first washing machine. The Centennial system offers retro styling with a center-knob control and metallic accents. The washer features a heavy-gauge steel lid, a Dependable Clean wash system and commercial-grade strength.

•

The Bravos high-efficiency, large-capacity top-load washer and dryer system. The Bravos system features an impeller wash system with Sensi-Care technology, Gentle Breeze drying system with IntelliDry sensors and a commercial-grade stainless steel wash basket—providing the thorough, dependable clean of a front-load system in a top-load configuration.

•	Gladiator GarageWorks brand expanded its ready-to-assemble and premiere lines with the introduction of the Three Drawer Cabinet and the six-foot tall Jumbo Cabinet, its largest cabinet to date.

•	Whirlpool Europe launched:

•

The Whirlpool Gallery Collection, a modern range of intelligent and easy to use appliances that fit together in a seamless design. The Gallery Collection includes a speed oven, coffee maker, compact oven, traditional oven, twin and combination microwave ovens, warming drawers and an accessory drawer.

•

Whirlpool Max microwaves, a combination of technology, innovation and design. The microwaves are available in four new brilliant colors. The microwaves offer many features including: crisp (for frying and baking), steam, and jet defrost.

•

KitchenAid brand continued its European introduction of major appliances. The appliances feature European styling coupled with leading-edge technology. KitchenAid brand major appliances are now offered in France and Italy. They will be introduced in the United Kingdom later this year.

•	Whirlpool Latin America launched:

•

The complete portfolio of Whirlpool 6th Sense products in Argentina. The 6th Sense technology provides intelligent appliances that sense the environment, adapt to different operating conditions and control processes.

•

A Brastemp range portfolio that includes three new range lines: the Clean line offering easy-to-use functionality and removable knobs; the Ative! line offering an electric grill, digital timers and 6th Sense technology; and the Brastemp Touch line featuring a gas range, preprogrammed functions and an electronic control oven.

•	Two new refrigerators under the Consul brand that allow customers to draw and write on the door and both sides of the product.

AWARDS AND ACCOMPLISHMENTS

•

Whirlpool Corporation was recognized as one of the 100 Most Improved Companies in the United States by DeMarche Associates, Inc., a leading U.S. investment research firm. The 100 companies named to the list were recognized for achieving performance within the top three percent of all major corporations.

•	The Whirlpool brand ranks among the world’s most valuable brands identified by Brand Finance, the world’s leading independent brand valuation and marketing metrics consultancy.

•	Whirlpool Mexico debuted on the list of Top 100 Best Places to Work in Mexico. The list is compiled by The Best Places to Work Institute in Mexico.

•	Whirlpool Brazil was the recipient of the “Companies that Most Respect Consumers” award. The prize was given in the appliance category by Modern Consumer Magazine.

•	The Whirlpool brand Duet Sport HT laundry pair was awarded Honorable Mention in the 2007 Woman’s Day Kitchen & Bath Awards for its compact exterior and ability to fit in closets and tight spaces.

•

Revitalization efforts for the Maytag brand continued with new product development utilizing Whirlpool Corporation’s innovation pipeline, redesign and launch of the Maytag.com Web site, casting of the next Maytag repairman and new national advertising set to debut in May.

•

In Europe, the German Test Institute LGA awarded Hygiene certification to Bauknecht refrigerators featuring the innovative Hygiene filter system with MICROBAN® antimicrobial product protection, provided by Microban Products Company.

•	In Chile, both the Whirlpool and Consul brands received energy use certification for their refrigerators from the Chilean government.

FIRST QUARTER REGIONAL REVIEW

During the first quarter of 2007, the company adopted changes to its segment reporting consistent with the methodology the chief executive officer now uses to evaluate each segment’s operating and financial results. The company previously included the financial results for its Caribbean operations and exports of certain portable appliances to Europe within its North America business segment. The results for these businesses are now being reported within the Latin America and Europe segments, respectively. In addition, the company has reallocated certain costs previously included within corporate administrative expense to each of the respective regions. Regional results for 2006 have been reclassified to reflect these changes.

Whirlpool North America first-quarter revenue of $2.7 billion increased 27 percent versus the year-ago period driven by the acquisition of Maytag. Revenue was negatively affected by significantly lower industry demand during the quarter. Industry unit shipments of major appliances (T7)* declined 9.5 percent during the period.

Operating profit of $159 million for the quarter declined $37 million from the prior year. Results were negatively impacted by lower industry demand, significant increases in material costs for base metal, component parts and steel, as well as acquisition integration costs. Acquisition efficiencies, positive mix from new innovative product offerings introduced over the past year and cost-based price adjustments partially mitigated the higher costs.

Based on current economic conditions, the company continues to expect 2007 U.S. industry unit shipments to decline approximately 2 percent to 3 percent.

Whirlpool Europe reported record first-quarter revenue during 2007. Revenue of $830 million increased 15 percent during the quarter driven by strong Whirlpool brand sales performance and the impact from innovative new product offerings. In local currency, sales increased approximately 7 percent. The region’s year-over-year unit shipments exceeded industry demand during the quarter which was estimated to have increased 3 percent to 4 percent.

Operating profit of $38 million increased 16 percent for the quarter. Higher volumes, favorable mix, strong cost controls and an asset sale gain offset higher material costs during the quarter.

Based on current economic conditions, the company continues to expect full-year industry unit shipments to increase approximately 2 percent to 3 percent.

Whirlpool Latin America reported record first-quarter revenue and operating profit. Revenue of $754 million grew by 29 percent during the quarter, reflecting continued robust industry growth, strong brand preference, a favorable macro-economic environment in Brazil and strong consumer demand for the company’s innovative brands. Excluding currency translations, sales increased approximately 24 percent. Regional unit shipments of appliances exceeded industry unit shipments which were estimated to have increased 20 percent during the quarter.

Operating profit of $84 million, which included the impact of currency, increased significantly from the prior year. Strong appliance demand, regional tax incentives, productivity improvements and cost controls contributed to the improved performance. The region reported a strong first quarter operating profit margin of 11.1 percent.

Based on the current economic environment in Brazil, the company now expects full-year 2007 appliance industry shipments to increase 15 percent to 20 percent.

Whirlpool Asia’s sales of $116 million increased 20 percent from the prior-year period. Currency did not have a material impact on results. The region reported improved operating profit results during the quarter led by enhanced performance in India. The favorable impact from an expanded and improved product mix, successful new product introductions and productivity offset higher material costs during the quarter.

Based on current economic conditions, the company continues to expect 2007 industry unit shipments to increase 5 percent to 10 percent.

Outlook

Whirlpool continues to address the current U.S. industry demand trends and the heightened global material cost environment with new product innovation, increased productivity throughout its global operations, as well as improving its overall mix of business and enacted cost-based price adjustments. The company also anticipates to benefit from acquisition efficiencies and Maytag new product introductions in its North America business during 2007.

“It has been slightly more than one year since we acquired Maytag Corporation,” said Fettig. “During this time period, we have successfully completed the most critical portions of our integration plans, divested several businesses, executed plans to revitalize Maytag’s product offering and significantly reduced our post-acquisition debt. We remain well positioned to realize efficiencies in excess of $400 million by 2008, and are very encouraged by recently introduced and future Maytag innovative product offerings.”

Given this environment, Whirlpool continues to expect full-year 2007 earnings per diluted share from continuing operations to be in the $8.00 to $8.50 range and anticipates generating between $600 million to $650 million in free cash flow. The company will resume its previously authorized $500 million share repurchase program beginning in the second quarter of 2007.

Cash Flow Reconciliation

The table below reconciles projected 2007 cash provided by continuing operations determined in accordance with generally accepted accounting principles (GAAP) in the United States to free cash flow, a non-GAAP measure. Management believes that free cash flow provides shareholders with a relevant measure of liquidity and a useful basis for assessing the company’s ability to fund its activities and obligations. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similarly named non-GAAP measures whose calculations may differ from the company’s calculations. As defined by the company, free cash flow is cash provided by continuing operations after capital expenditures and proceeds from the sale of assets/businesses. Free cash flow does not include proceeds from the sale of Maytag businesses. The projections shown here are based upon many estimates and are inherently subject to change based on future decisions made by management and the board of directors of the company, and significant economic, competitive and other uncertainties and contingencies.

(millions of dollars)

Cash provided by continuing operations	$1,175-$1,225
Capital expenditures	($625)
Proceeds from sale of assets/non-Maytag businesses	$50

Free Cash Flow	$600-$650

About Whirlpool Corporation

Whirlpool Corporation is the world’s leading manufacturer and marketer of major home appliances, with annual sales of approximately $18 billion, more than 73,000 employees, and more than 70 manufacturing and technology research centers around the world. The company markets Whirlpool, Maytag, KitchenAid, Jenn-Air, Amana, Brastemp, Bauknecht and other major brand names to consumers in nearly every country around the world. Additional information about the company can be found at http://www.whirlpoolcorp.com.

*T7 refers to the following household appliance categories: washers, dryers, refrigerators, freezers, dishwashers, ranges and compactors.

Whirlpool Additional Information:

This document contains forward-looking statements that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document include, but are not limited to, statements regarding expected earnings per share, cash flow, productivity and material and oil-related prices, as well as expectations as to the integration with Maytag Corporation. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool Corporation’s forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European, manufacturers and the strength of trade customers; (2) Whirlpool’s ability to continue its strong relationship with Sears Holding Corporation in North America (accounting for approximately 14% of Whirlpool’s 2006 consolidated net sales of $18.1 billion) and other significant trade customers, and the ability of these trade customers to maintain or increase market share; (3) Whirlpool’s ability to complete the integration of Maytag Corporation on a timely basis and fully realize the anticipated benefits of the merger while remaining within the current cost estimates; (4) demand for Whirlpool’s products, including the strength of the U.S. building industry and the level of interest rates; (5) the ability of Whirlpool to achieve its business plans, including productivity improvements, cost control, leveraging of its global operating platform, acceleration of the rate of innovation and realization of cost-based price increases; (6) fluctuations in the cost of key materials (including steel, oil, plastic, resins, copper and zinc) and components and the ability of Whirlpool to offset cost increases; (7) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (8) changes in market conditions, health care cost trends and regulatory changes that could increase future funding obligations for pension and post-retirement benefit plans; (9) the cost of compliance with environmental and health and safety regulations, including regulations in Europe regarding appliance disposal; (10) potential exposure to product liability claims, including claims that may arise through Whirlpool’s regular investigations of potential quality issues as part of its ongoing effort to provide quality products to consumers; (11) the impact of labor relations; (12) Whirlpool’s ability to obtain and protect intellectual property rights; (13) volatility in Whirlpool’s effective tax rate; (14) the ability of Whirlpool to manage foreign currency fluctuations; (15) global, political and/or economic uncertainty and disruptions, especially in Whirlpool’s significant geographic markets, including uncertainty and disruptions arising from natural disasters, or terrorist attacks; and (16) risks associated with operations outside the United States. Additional information concerning these and other factors can be found in Whirlpool Corporation’s filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

# # #

WHIRLPOOL CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE PERIOD ENDED MARCH 31

(millions of dollars except per share data)

	Three Months Ended
	2007	2006
Net sales	$4,389	$3,536

EXPENSES:
Cost of products sold	3,761	2,979
Selling, general and administrative	375	344
Intangible amortization	10	—
Restructuring costs	17	12

	4,163	3,335

OPERATING PROFIT	226	201

OTHER INCOME (EXPENSE):
Interest and sundry income (expense)	(5)	(7)
Interest expense	(50)	(29)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND OTHER ITEMS	171	165
Income taxes	41	47

EARNINGS FROM CONTINUING OPERATIONS BEFORE EQUITY EARNINGS AND MINORITY INTERESTS	130	118

Equity in (losses) earnings of affiliated companies	(2)	1
Minority interests	(4)	(1)

EARNINGS FROM CONTINUING OPERATIONS	124	118

Loss from discontinued operations, net of tax	(7)	—

NET EARNINGS	$117	$118

Per share of common stock:
Basic earnings from continuing operations	$1.57	$1.73
Discontinued operations, net of tax	(0.09)	—

Basic net earnings	$1.48	$1.73

Diluted earnings from continuing operations	$1.55	$1.70
Discontinued operations, net of tax	(0.09)	—

Diluted net earnings	$1.46	$1.70

Dividends declared	$.43	$.43

Weighted-average shares outstanding (millions):
Basic	78.7	68.1
Diluted	79.9	69.5

WHIRLPOOL CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS

(millions of dollars)

	(Unaudited)
	March 31,	December 31,
	2007	2006
ASSETS

CURRENT ASSETS
Cash and equivalents	$241	$262
Trade receivables, less allowances
(2007: $82; 2006: $84)	2,525	2,676
Inventories	2,656	2,348
Prepaid expenses	107	95
Deferred income taxes	381	372
Other current assets	533	483
Assets of discontinued operations	10	240

Total Current Assets	6,453	6,476

OTHER ASSETS
Investment in affiliated companies	22	23
Goodwill, net	1,760	1,663
Other intangibles, net	1,861	1,871
Deferred income taxes	514	513
Other assets	171	175

	4,328	4,245

PROPERTY, PLANT AND EQUIPMENT
Land	93	94
Buildings	1,147	1,174
Machinery and equipment	7,297	7,186
Accumulated depreciation	(5,448)	(5,297)

	3,089	3,157

Total Assets	$13,870	$13,878

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Notes payable	$667	$521
Accounts payable	3,005	2,945
Employee compensation	356	420
Accrued advertising and promotions	352	550
Deferred income taxes	58	74
Accrued expenses	774	698
Pension benefits	16	16
Postretirement benefits	97	97
Restructuring costs	136	177
Income taxes	17	79
Other current liabilities	277	287
Current maturities of long-term debt	137	17
Liabilities of discontinued operations	5	121

Total Current Liabilities	5,897	6,002

OTHER LIABILITIES
Deferred income taxes	320	352
Pension benefits	814	838
Postemployment benefits	1,206	1,207
Other liabilities	457	350
Long-term debt	1,674	1,798

	4,471	4,545

MINORITY INTERESTS	57	48

STOCKHOLDERS’ EQUITY
Common stock, $1 par value:
Shares authorized - 250 million	103	102
Shares issued -103 million (2007); 102 million (2006)
Shares outstanding - 79 million (2007); 78 million (2006)
Paid-in capital	1,905	1,869
Retained earnings	3,280	3,205
Accumulated other comprehensive loss	(593)	(643)
Treasury stock - 24 million (2007); 24 million (2006)	(1,250)	(1,250)

Total Stockholders’ Equity	3,445	3,283

Total Liabilities and Stockholders’ Equity	$13,870	$13,878

WHIRLPOOL CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE THREE MONTHS ENDED MARCH 31

(millions of dollars)

	2007	2006
OPERATING ACTIVITIES OF CONTINUING OPERATIONS
Net earnings	$117	$118
Loss from discontinued operations	7	—

Earnings from continuing operations	124	118
Adjustments to reconcile net earnings to net cash flows used in operating activities:
Equity in losses (earnings) of affiliated companies, less dividends received	2	(1)
Gain on disposition of assets	(6)	(3)
Depreciation and amortization	143	96
Changes in assets and liabilities, net of business acquisitions:
Trade receivables	173	55
Inventories	(311)	(215)
Accounts payable	22	(84)
Restructuring charges, net of cash paid	(43)	(5)
Taxes deferred and payable, net	32	47
Accrued pension	(21)	23
Accrued payroll and other compensation	(60)	(73)
Other - net	(214)	(160)

Cash Used In Continuing Operating Activities	(159)	(202)

INVESTING ACTIVITIES OF CONTINUING OPERATIONS
Capital expenditures	(96)	(98)
Proceeds from sale of assets	5	4
Proceeds from sale of Maytag adjacent business	92	—
Acquisition of businesses, less cash acquired	—	(762)

Cash Provided By (Used In) Investing Activities of Continuing Operations	1	(856)

FINANCING ACTIVITIES OF CONTINUING OPERATIONS
Net proceeds of short-term borrowings	144	963
Repayments of long-term debt	(8)	(191)
Dividends paid	(34)	(29)
Common stock issued under stock plans	22	13
Other	4	11

Cash Provided By Financing Activities of Continuing Operations	128	767

Cash Provided By Discontinued Operations - Operating Activities	6	—

Effect of Exchange Rate Changes on Cash and Equivalents	3	11

Decrease in Cash and Equivalents	(21)	(280)
Cash and Equivalents at Beginning of Period	262	524

Cash and Equivalents at End of Period	$241	$244